SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A
                                (Amendment No. 2)

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): April 20, 2000
                                                          --------------


                            MERCHANTONLINE.COM, INC.
             -------------------------------------------------------
             (Exact name of registrant as specified in its charter)



    Florida                          0-22607                     84-1233073
    -------                          -------                     ----------
(State or other                    (Commission                  (IRS Employer
jurisdiction of                    File Number)              Identification No.)
incorporation)


             902 Clint Moore Road - Suite 114, Boca Raton, FL 33487
          -------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (561) 395-3585


                  1600 South Dixie Highway Boca Raton, FL 33432
          -------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Merchantonline.com, Inc., a Florida corporation, is filing this Amendment to its Form 8-K/A dated June 30, 2000 in order to replace Item 7. (c) Pro Forma Financial Information filed as an exhibit to such Form 8-K.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.


         (c) Pro Forma Financial Information.

         The pro forma financial statements for the year ended October 31, 1999 and the six months ended April 30, 2000 are attached.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          MERCHANTONLINE.COM, INC.

     Date:  August 03, 2000               By: /s/ TAREK KIRSCHEN
                                              ----------------------------
                                              Tarek Kirschen, President

                         PRO FORMA FINANCIAL INFORMATION

            MERCHANTONLINE.COM, INC. AND WEB FINANCIAL SERVICES CORP.
                    PRO FORMA CONDENSED FINANCIAL STATEMENTS

                                   (UNAUDITED)

            INTRODUCTION TO PRO FORMA CONDENSED FINANCIAL STATEMENTS
                                   (UNAUDITED)

Effective April 19, 2000, MerchantOnline.com, Inc. (MOL), consummated an agreement and plan of reorganization (the "Agreement") with Web Financial Services Corporation (the Company), a development stage enterprise, and WFS Acquisition Corp., a wholly-owned subsidiary of MerchantOnline.com, Inc. In connection with the Agreement, WFS Acquisition Corporation merged with and into Web Financial Services Corporation in a reverse triangular merger (the "Merger"), with the Company the surviving corporation. Pursuant to the Merger, MOL issued 2,500,000 shares of common stock in exchange for all of the outstanding stock of the Company. Additionally, MOL agreed to issue additional shares to the Company if on the first anniversary date of the transaction, the fair value of the outstanding shares, as determined by the trading price of the stock for a specific period of time, does not equal or exceed $10 per share.

The Merger was accounted for using the purchase method of accounting. The purchase price ($25,882,053) consists of the cash paid ($140,000), a note payable to shareholders ($280,000), the fair value of the shares issued, as determined by an independent appraiser, adjusted by the guarantee on the share price ($25,165,938) and the assumption of a note payable and other liabilities ($296,115). The purchase price has been allocated to fixed assets and deposits ($52,997) and "purchase price to be allocated" ($25,829,056).

The pro forma balance sheet and the pro forma adjustments described in the notes to pro forma financial statements reflect the purchase price as "purchase price to be allocated". The Company is currently in the process of evaluating the fair values of assets acquired, including identifiable intangible assets, if any. This amount is currently being amortized over a three-year period.

The unaudited pro forma condensed statement of operations for the year ended October 31, 1999, combines the statements of operations of MerchantOnline.com, Inc. for the year ended October 31, 1999 and of Web Financial Services Corporation for the period from January 29, 1999 (inception) through December 31, 1999, and assumes the transaction occurred on November 1, 1998. The unaudited pro forma condensed statement of operations for the six month period ended April 30, 2000 combines the statements of operations of MerchantOnline.com, Inc. for the six month period ended April 30, 2000 and of Web Financial Services Corporation for the six-month period ended March 31, 2000 and assumes the transaction occurred on November 1, 1999. The fourth quarter of fiscal year 1999 (October 31, 1999 to December 31, 1999) for Web Financial Services Corporation was included in both the annual and the six-month period presentations.

The unaudited pro forma condensed statements of operations do not purport to be indicative of the results which would have actually have been obtained had such transactions been completed as of the assumed dates and for the periods presented or which may be obtained in the future.

                   PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                       FOR THE YEAR ENDED OCTOBER 31, 1999
                                   (UNAUDITED)

                                                  Web Financial
                                                     Services
                              MerchantOnline.com,  Corporation
                                     Inc.          Period from
                                                 January 29, 1999
                                  Year ended     through December     Pro Forma
                               October 31, 1999      31, 1999        Adjustments        Combined
                                 ------------      ------------      -----------      ------------
Revenues, net                    $    204,106      $         --                       $    204,106

Costs of revenues                     111,064                --                            111,064
Sales and marketing                 1,296,774                --                          1,296,774
General and administrative            721,023           277,574          166,744(C)      1,165,341
Research and development costs             --           181,622                            181,622
Depreciation and amortization          30,649            14,738        8,609,685(B)      8,655,072
Other expenses - settlement           455,000                --                            455,000
                                 ------------      ------------      -----------      ------------

Total costs and expenses            2,614,510           473,934        8,776,429        11,864,873
                                 ------------      ------------      -----------      ------------

Operating loss                     (2,410,404)         (473,934)      (8,776,429)      (11,660,767)

Interest expense                      (29,924)          (17,642)                           (47,566)
                                 ------------      ------------      -----------      ------------
Net loss                         $ (2,440,328)     $   (491,576)     $(8,776,429)     $(11,708,333)
                                 ============      ============      ===========      ============

Net loss per share - Basic and Diluted                                                      ($0.30)

Weighted average shares outstanding                                                     38,946,498(D)


                   PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED APRIL 30, 2000
                                   (UNAUDITED)

                                MerchantOnline.com, Web Financial
                                       Inc.          Services
                                                    Corporation
                                    Six month        Six month
                                  period ended      period ended       Pro Forma
                                 April 30, 2000    March 31, 2000     Adjustments          Combined
                                      (A)
                                  -----------       -----------       -----------         -----------
Revenues, net                     $    97,770       $        --       $        --         $    97,770

Costs of revenues                      36,699                --                                36,699
General and administrative          2,616,636           242,969            83,372(C)        2,942,977
Depreciation and amortization       1,533,725             9,845         3,587,370(B)        5,130,940
                                  -----------       -----------       -----------         -----------
Total costs and expenses            4,187,060           252,814         3,670,742           8,110,616
                                  -----------       -----------       -----------         -----------
Operating loss                     (4,089,290)         (252,814)       (3,670,742)         (8,012,846)

Interest expense                       (7,149)          (16,876)                              (24,025)
                                  -----------       -----------       -----------         -----------
Net loss                          $(4,096,439)      $  (269,690)      $(3,670,742)        $(8,036,871)
                                  ===========       ===========       ===========         ===========

Net loss per share - Basic and Diluted                                                         ($0.16)

Weighted average shares outstanding                                                        48,954,757(D)

NOTES TO PRO FORMA CONDENSED FINANCIAL STATEMENTS (UNAUDITED)

UNAUDITED PRO FORMA ADJUSTMENTS

(A) The historical MerchantOnline.com, Inc. statement of operations at April 30, 2000 and for the six-months then ended, reflects a revision to the purchase price and related amortization pertaining to MerchantOnline.com's April 19, 2000 acquisition of Web Financial Services Corporation, as previously filed on Form 8-K/A dated June 30, 2000. The purchase price has been increased from $8,086,154 to $25,882,053, and the related amortization expense for the six months ended April 30, 2000 has increased from $224,615 to $717,474, to reflect a revision to the Company's estimate of its obligation to issue additional shares if the fair value of its price per share, as determined by the trading price for a specific period of time, does not equal or exceed $10 per share. An amended Form 10-QSB for the quarter ended April 30, 2000 has been filed to reflect such revision.

Descriptions of the adjustments included in the unaudited pro forma statements of operations are as follows:

(B) Reflects the amortization of the "purchase price to be allocated" over a three-year amortization period. The purchase price has been revised from the Form 8-K/A dated June 30, 2000, to reflect a revision to the Company's estimate of its obligation to issue additional shares if the fair value of its price per share, as determined by the trading price for a specific period of time, does not equal or exceed $10 per share. Actual amortization for future periods will be dependent upon the final allocation of the purchase price, when completed, to identifiable intangible assets and goodwill, if any, and the evaluation of appropriate useful lives for such assets. The Company is currently in the process of evaluating such allocations and useful lives.

(C) Reflects increase of compensation expense for key employees of Web Financial Services Corporation based on new employment agreements entered into in connection with the Merger.

(D) Reflects the weighted average number of shares outstanding for the year, after giving effect to the Merger, calculated as the historical weighted average common shares for MerchantOnline.com, Inc.



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